UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — September 24, 2021
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TRANE TECHNOLOGIES PLC
(Exact name of registrant as specified in its charter)
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Ireland	001-34400	98-0626632
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
170/175 Lakeview Drive
Airside Business Park
Swords Co. Dublin
Ireland
(Address of principal executive offices, including zip code)
+(353)(0)18707400
(Registrant’s phone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, Par Value $1.00 per Share	TT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.
On September 24, 2021, Trane Technologies plc (the “Company”) announced that Aldrich Pump LLC (“Aldrich”) and Murray Boiler LLC (“Murray”), indirect wholly owned subsidiaries of the Company that initiated bankruptcy proceedings in the United States Bankruptcy Court for the Western District of North Carolina (the “Court") on June 18, 2020, are filing on September 24, 2021, a proposed plan of reorganization (the “Plan”) that provides for the creation of a trust pursuant to section 524(g) of the Bankruptcy Code (the “Section 524(g) Trust”) and the establishment of claims resolution procedures to be used by the Section 524(g) Trust to resolve all current and future claims against Aldrich and Murray (the “Asbestos Claims”). The Plan is supported by, and reflects the previously announced agreement in principle reached with, the legal representative of future asbestos claimants (the “FCR”). In connection with the filing of the Plan, Aldrich and Murray are also filing a motion with the Court requesting authorization to permit Aldrich and Murray to create a $270 million trust (the “QSF Trust”) intended to constitute a qualified settlement fund (within the meaning of the Treasury Regulations under Section 468B of the Internal Revenue Code). The funds held in the QSF Trust would be available to provide funding for the Section 524(g) Trust upon effectiveness of the Plan. If approved by the Court, the QSF Trust is expected to be funded prior to January 31, 2022.
The committee representing current asbestos claimants (the “ACC”) is not a party to the Plan. Any settlement and its implementation in a plan of reorganization is subject to the approval of the Court, and there can be no assurance that the Court will approve the Plan or the motion to establish the QSF Trust on the terms proposed.

Forward-looking Statements
This Form 8-K includes “forward-looking statements,” which are statements that are not historical facts, including statements regarding bankruptcy proceedings for Aldrich and Murray and the resolution sought pursuant to those proceedings, the Plan, the petition to create the QSF Trust and the expected impact of such proceedings. These forward-looking statements are based on the Company’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from current expectations. Such factors include, but are not limited to the risk that Aldrich and Murray may be unable to obtain necessary Bankruptcy Court approval of the Plan and/or the QSF Trust, the terms and conditions of any Plan or QSF Trust that is ultimately approved by the Bankruptcy Court, delays in the confirmation or effective date of a Plan or the funding of the QSF Trust due to factors beyond the Company’s control, the risk that the ultimate amount required under any final plan of reorganization may exceed the amounts agreed to with the FCR in this Plan, the risk that the insurance carriers do not support the Plan, the risk that the ACC objects to the Plan and/or the motion to establish the QSF Trust, the potential for asbestos related exposure to extend beyond Aldrich and Murray based on claims by asbestos plaintiffs, the costs of the Chapter 11 proceedings and the length of time necessary to resolve the cases, either through settlement or various court proceedings, and the possibility that Aldrich and/or Murray will be unsuccessful in attaining the desired relief under Chapter 11. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2020, as well as our subsequent reports on Form 10-Q and other SEC filings. We assume no obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANE TECHNOLOGIES PLC (Registrant)

Date:	September 24, 2021	/s/ Evan M. Turtz
Evan M. Turtz, Senior Vice President, General Counsel and Secretary